FIRST COLORADO BANCORP, INC.

                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                          For the three months
                                             Ended March 31,
                                            1997          1996
                                       -------------   -----------

Net Income (000's)                       $     4,815   $     4,337
                                         ===========   ===========

Weighted Average Shares Outstanding       16,006,335    18,868,838

Common stock equivalents due to
  dilutive effect of stock options           436,325       204,318
                                         -----------   -----------

Total weighted average common
  shares equivalents outstanding          16,442,660    19,073,156
                                         ===========   ===========

Primary Earnings Per Share               $      0.29   $      0.23
                                         ===========   ===========


Weighted Average Shares Outstanding       16,006,335    18,868,838

Common stock equivalents due to
  dilutive effect of stock options
  using end of period market value
  versus average market value for
  period when utilizing the treasury
  stock method regarding stock options       410,838       206,461
                                         -----------   -----------

Total weighted average common
  shares and equivalents outstanding
  for fully diluted computation           16,417,173    19,075,299
                                         ===========   ===========

Fully diluted earnings per share         $      0.29   $      0.23
                                         ===========   ===========


Earnings per share of common stock for the three month periods ended March 31, 1997 and March 31, 1996 has been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of unearned ESOP shares of 1,072,303 and 1,206,341, respectively.